UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 25, 2010
Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

180 South Broadway, White Plains, New York	10605

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 948-1300
No change since last Report
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 8.01. Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On August 25, 2010, in connection with the determination by Presidential Realty Corporation (“Presidential”) to submit a plan of liquidation to its stockholders for approval at its next annual meeting, each of Mr. Jeffrey F. Joseph, President and Chief Executive Officer; Thomas Viertel, Chief Financial Officer; and Steven Baruch, Executive Vice President, entered into an amendment (the “Amendments”) to his employment agreement to reduce the compensation otherwise payable to him upon termination of his employment. The Amendments provide that if the respective employments of Messrs. Joseph, Viertel and Baruch are terminated, in lieu of all amounts payable under their employment agreements (which excludes the amounts payable under Presidential’s defined benefit pension plan (the “Pension Plan”)), they will be entitled to receive $1,106,700, $745,400 and $712,900, respectively (each, the “Severance Amount”). The Severance Amount will be paid promptly after Presidential has fully funded its Pension Plan and has at least $2 million of available liquidity as determined pursuant to the Amendments (or $1.5 million, if the Company’s assets have previously been distributed to a liquidating trust pursuant to the plan of liquidation); provided that, commencing with the month following termination, each of Messrs. Joseph, Viertel and Baruch will be entitled to payments of $9,500 per month for the first 18 months following termination and thereafter at $10,000 per month, which payments will reduce the final lump sum payment of his respective Severance Amount. Payments under the employment agreements, as amended, do not affect payments under the Pension Plan.
     The foregoing summary of the Amendments is qualified in its entirety by reference to the complete Amendments, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 8.01.	Other Events
     Attached as Exhibit 99.1 is a copy of a press release issued by Presidential, dated August 26, 2010, announcing that it has filed with the Securities and Exchange Commission, for mailing to its stockholders of record as of September 7, 2010, a preliminary proxy statement seeking approval, at an annual meeting to be held on October 26, 2010, among other things, of the orderly liquidation and dissolution of the Company.
Additional Information and Where You Can Find It
     This Form 8-K is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Presidential Realty, and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) with respect to a proposal to seek stockholder approval of a plan of liquidation. When such documents are filed with the SEC, investors will be urged to thoroughly review and consider the final proxy statement and any other documents filed with the SEC as they will contain important information. Any such documents, once filed, will be available free of charge at the SEC’s website (www.sec.gov).
     Presidential Realty and its directors, executive officers and other members of their management may be deemed to be soliciting proxies from stockholders of Presidential Realty in favor of a proposal to seek stockholder approval of a plan of liquidation. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in such plan of liquidation of persons who may, under the rules of the SEC, be considered participants in the solicitation of these stockholders in connection with the proposal by reading the preliminary and definitive proxy statement relating thereto when filed with the SEC. Information about the directors and executive officers of Presidential Realty may be found in its Amendment to its Annual Report on Form 10-K filed on April 28,2010. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit	Description
10.1	Thrid Amendment dated August 25, 2010 to Amended and Restated Employment and Consulting Agreement, dated December 12, 2007, between Presidential Realty Corporation and Jeffrey F. Joseph

10.2	Second Amendment dated August 25, 2010 to Amended and Restated Employment and Consulting Agreement, dated December 12, 2007, between Presidential Realty Corporation and Thomas Viertel

10.3	Second Amendment dated August 25, 2010 to Amended and Restated Employment and Consulting Agreement, dated December 12, 2007, between Presidential Realty Corporation and Steven Baruch

99.1	Press Release of the Company, dated August 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2010

PRESIDENTIAL REALTY CORPORATION
By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President

EXHIBIT INDEX

Exhibit	Description
10.1	Third Amendment dated August 25, 2010 to Amended and Restated Employment and Consulting Agreement, dated December 12, 2007, between Presidential Realty Corporation and Jeffrey F. Joseph

10.2	Second Amendment dated August 25, 2010 to Amended and Restated Employment and Consulting Agreement, dated December 12, 2007, between Presidential Realty Corporation and Thomas Viertel

10.3	Second Amendment dated August 25, 2010 to Amended and Restated Employment and Consulting Agreement, dated December 12, 2007, between Presidential Realty Corporation and Steven Baruch

99.1	Press Release of the Company, dated August 26, 2010.